Exhibit 10.13

Sales contract	Contract No.

The buyer: Zibo International Economic And Technical Cooperation Co., Ltd.

The seller: Shenzhen TMK Power Industries Ltd.

Based on fairness and mutual interest and concerted negotiation, both parties of the seller and the buyer reach upon the agreement to obey together

Signing date:	Signing place:

1.	product name,trademark,model NO.,quantity,amount

Product name	trademark	Specification/Model No.	quantity	Unit price(Yuan)	Total amount(Yuan)	Delivery date

Total RMB amount in words:

2.	quality requirement, technology standard, the terms and period of the seller’s quality assurance :1).IEC6195 1-2 and the buyer’s attached requirements to products(see the attachment) 2).The seller is responsible for any quality problem.
3.	Date of delivery:
4.	Mode of transportation and destination and expense undertaking:
5.	Fair tear and wear:
6.	Packaging standard, the supply and take-back of packaging items:
7.	Acceptance standard, method and put forward dissent period:
8.	Random spare, accessories quantity and supply method:
9.	Settlement method and term:
10.	Responsibility for breach of contract:
11.	The way to solve contract disputes:
12.	Other agreed items:

The buyer:	The seller:
Company name:	Company name:
Company address:	Company address:
Legal representative:	Legal representative
Authorized agent:	Authorized agent:
Telephone number:	Telephone number:
Fax:	Fax:
Opening bank:	Opening bank:
Bank account No.:	Bank account No.
Tax ID:	Tax ID:
Post Code:	Post Code:

Attachment 1: capacity sorting and configuration requirements

Attachment 2: performance requirements

Attachment 3: packaging requirements